Exhibit 10.2

E XECUT I VE EMPLOYMENT AGREEMENT

This          EXECUTIVE EMPLOYMENT AGREEMENT  (the  ''Agreement" )  is   dated   as of December 20, 2017, between Mid-Southern Savings Bank, FSB (the "Bank") and Alexander G. Babey ('' Executive"). Mid-Southern Savings Bank, FSB (the "Company") joins for purposes of Section 4.

Agreement

Now, THEREFORE, in consideration of the foregoing and of the covenants contained herein, the Bank, Company, and Executive agree as follows:

1.            Employment and Term

The Bank agrees, subject to obtaining Regulatory Approval to employ Executive as Chief Credit Officer, and Executive hereby accepts such employment on the terms and conditions set forth in this Agreement. Unless earlier terminated pursuant to Section 5, the initial term of this Agreement begins on the Effective Date and ends on the three-year anniversary of the Effective Date; thereafter, the term of this Agreement will automatically be extended for additional 12-month periods unless the Bank or Executive give a notice of nonrenewal to the other party at least 45 days before the end of the then-current 12 -month period (the initial term, together with all 12-month extensions, the " Term"). As used in this Agreement, the "Effective Date" is the date upon which the Bank receives approval pursuant to 12 C.F.R § 5.51 ("Regulatory Approval") from the Office of the Comptroller of the Currency (the "OCC") for Executive to serve as its Chief Credit Officer.

2.            Duties and Responsibilities
Executive will perform the duties customary for the position of a President/Chief Executive Officer, and any specific duties assigned from time to time by the Bank's Board of Directors or President. Throughout the Term, Executive agrees to use his best efforts for Bank's benefit and to devote his full time, attention , and energies to the Bank's business. Executive may engage in other business activities with the Board's approval, and may invest his personal assets so long as such investment does not interfere with his perforn1ance under this Agreement.

3.            Compensation; Benefits.

                (a)        During the Term, the Bank will pay Executive $150,000 annually (the "Base Salary") as compensation for his services under this Agreement, which will be paid on the Bank's norma l payroll schedu le. Executive's Base salary will be reviewed periodically and may be increased from time to time by the Board of Directors in their sole discretion. Except as otherwise provided in this Agreement, Executive's Base Salary may only be decreased with his consent.

                (b)        Benefits. To the extent pern1ined under the applicable plan documents, Executive is entitled to participate in all benefit plans and arrangements generally availab le to employees of the Bank and in any supplementary benefits provided to senior executives of the Bank, all in accordance with the terms of such plans and programs.

                (c)        Business Expenses: Vehicle Allowance. The Bank will reimburse Executive for all reasonable , ordinary, and necessary business expenses incurred by Executive in performing his duties as an employee of the Bank; provided that Executive must account for such expenses by providing the Bank with substantiating documentation sufficient for tax purposes. The Bank agrees to provide Executive with an automobile allowance of $10,000 per year, payable in equal installments on the Bank' s regular payroll schedule and subject to any withholding required by law. Any reimbursements that may create taxable income to Executive must be submitted for reimbursement as soon as practicable and will be paid in no event later than the 74th day after the end of Executive's taxable year in which the expenses are incurred.

                (d)        Vacation and Holidays. In addition to paid holidays under the Bank' s policies applicable to employees generally, Executive is entitled to three weeks of paid vacation time per year in accordance with the Bank's vacation policies. Unused vacation for any year during the Tenn may not be accumulated for use in subsequent years, and Executive is not entitled to any additional compensation for failure to use vacation time.

4.            Participation in Second Step Conversion Offering. If the Bank and the Company desire to convert from a mutual holding company structure to a stock holding company structure by means of a second step conversion and stock offering, the Bank and the Company will use their best efforts to ensure that Executive is entitled to participate in such offering as an executive officer of the Bank.

5.            Termination.

                (a)        Events of Termination. Notwithstanding any other provision of this Agreement to the contrary, Executive' s employment with the Bank and this Agreement will terminate upon the first of the following events to occur:

(i)	Exec utive ' s death or Disability ;

(ii)	voluntary termination by Executive of his employment for any reason; or

(iii)           termination by the Bank with or without Cause (in the case of termination witho ut Cause, the Bank must give executive at least 30 days' written notice of termination).

The notice, if any, required to be given und er this Section 5(a) must (x) be in writin g; (y) identify the specific termination provision relied upon and, in the case of a termination for Cause, state in reasonable detail the facts and circumstances claimed to provide a basis for the termina tion , and (z) specify an effective date of the termination.

            (b)        Compensation Upon Termination.

                        (i)        Termination Without Cause . Subject to Section 5(b)(iii) below , if Executive experiences an Involuntary Termination witho ut Cause (as defined in Section 7), then the Bank will pay Executive his compensation through the date of Termination plus the Severance Amount in a lump sum within 90 days following such Termination. Notwithstanding the foregoing or anything to the contrary in this Agreement, Executive acknowledges and agrees that the Bank will not be obligated to make any payment to Executive that is deemed a "golden parachute" payment by regulatory authorities under the banking laws and regulations applicable to the Bank.

                        (ii)        Termination/or Any Other Reason. If Executive's employment terminates for any reason other than an Involuntary Termination without Cause, then Executive will be entitled to his compensation and benefits through the date of termination and will be entitled to no additional compensation or benefits.

                        (iii)        Release Requirement. Exec utive ' s right to receive the Severance Amount pursuant to Section 5(b)(i) is specifically conditioned on his execution and nonrevocation of a full general release (in a form reasonably satisfactory to the Bank) of the Protected Parties, and their respective directors , officers, employees, agents, and affiliates (the"Release" ). The Release will be given to Executive no later than 60 days after his Termina tion , and Executive must execute and deliver the Release to the Bank no later than 90 days after his Termination. Payment will be made after Executive executes the Release and after any applicable revocation period expires. If the Executive does not return the signed release by the date set by the Bank, he will forfeit all rights to payment of the Severance Amount.

            (c)        Forfeiture: Clawback. If prior payment of the Severance Amount to Executive , it is detennined that Executive (A) committed any fraudulent act or omission , breach of trust or fiduciary duty, or insider abuse with regard to the Bank that has had or is likely to have a material adverse effect on either of the Bank or the Company, (b) is substantially responsible for the insolvency of, the appointment of a conservator or receiver for, or the troubled conditio n, as defined by applicable regulations of the appropriate federal banking agency, of the Bank or the Company, (C) has materially violated any applicable federal or state banking law or regulation that has had or is likely to have a material adverse effect on the Bank or the Compa ny, (D) has violated or conspired to violate Sections 215, 656, 657, I 005, I 006 , 1007, IO14, 1302 or 1344 of Title 18 of the United State Code, or Sections 1341 or 1343 of Title 18 affecting the Bank; or (E) violates any of the restrictive covenants contained in Section 6, then Executive will automatically and imm ediately forfeit any right to be paid the Severance Amount. If , after the Severance Amount is paid to Executive, that any of the matters set forth in clauses (A) through (E) of this Section 5(c) apply to the Executive, then the Executive must promptly (and in any event within ten business days following written notice to the Executive) return to the Bank an amount equal to the Severance Amount in immediately available funds.

            (d)        Golden Parachute Rules. Notwithstanding any provision to the contrary in this Agreement, if the payments and benefits due to Executive hereunder in connection with or following a change in control (as defined in Internal Revenue Code Section 2800), either alone or together with any other payments received or to be received by Executive from the Bank or its affiliates (collectively, the "Aggregate Payments"), or any portion thereof, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (or any successor thereto), the following provisions shall apply:

                        (i)        If the net amount that would be retained by Executive after all taxes on the Aggregate Payments are paid would be greater than the net amount that would be retained by Executive after all taxes are paid if the Aggregate Payments were limited to the largest amount that would result in no portion of the Aggregate Payments being subject to such excise tax, Executive shall be entitled to receive the Aggregate Payments.

                    (ii)        If, however, the net amount that would be retained by Executive after all taxes were paid would be greater if the Aggregate Payments were limited to the largest amount that would result in no portion of the Aggregate Payments being subject to such excise tax, the Aggregate Payments to which Executive is entitled shall be reduced to such largest amount.

        (e)        Resignation Upon Termination. If Executive is termina ted for any reason, Executive must resign from all offices Executive holds with the Bank, the Company, or their affiliates .

6.        Nonsolicitation; Confidentiality

        (a)        Confidentiality.

                    (i)        General. Executive acknowledges that the Bank continually develop s Confidential Information , that Executive may develop Confidential Information for the Bank, and that Executive may learn of Confidential Information during the course of his employment. Executive will comply with the policies and procedures of the Bank for protecting Confidential Information and may never disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities), or use for his own benefit or gain, or otherwise use in a manner adverse to the interests of the Protected Parties , any Confidential Information obtained by Executive incident to his employment or other association with the Bank. Executive understands that this restriction will continu e to app ly after his employment terminate s, regardless of the reason for such termination.

                    (ii)        Return of Documents. All documents, records , tapes and other media of every kind and description containing Confidential Information or otherwise relating to the business , present or otherwise, of the Protected Parties, and any copies, in whole or in part, thereof (" Documents" ), whether or not prepared by Executive , and any and all equipment or other tangible personal property provided by the Bank for Executive' s use (" Com pany Property" ) is the sole and exclusive property of the Bank. Executive must safeguard all Documents and Company Property, and must surrender to the Bank at the time his employment terminates , or at such earlie r time(s) as the Board or its designee may specify, all Docume nts and all Company Property then in Executive's possession or control.

        (b)        Nonsolicitation. Unless the Bank gives explicit written consent, for a two-yea r period following the termination of Executive' s employment (the "Restricted Perio ff' ), Executive agrees that he will not directly or indirectly , whether for his own account or that of any other person or entity, attempt to or actually do any of the following:

                    (i)        solicit or divert any portion of the business of any Custo mer of a Protected Party with respect to any product or service that is the same as, similar to, or a substitute for any product or service offered or sold by such Protected Parties;

                    (ii)       induce any Customer of a Protected Party to cease doing business with such Protected Party or to reduce the volume of business they do with such Protected Party;

                    (iii)        provide any advice to or otherwise induce a Customer of a Protected Party to cease doing business with such Protected Party or to reduce the volum e of business it does with such Protected Party;

                    (iv)        in any other way interfere with a Protected Party's business or the relationship between a Protected Party and any other person or entity; or

                    (v)        in any manner solicit, induce, entice, or persuade any Employee of a Protected Party to terminate or change the Employee's employme nt or other relationship with such Protected Party or discuss the prospect of an Employee of a Protected Party leaving or changing employment with such Protected Party.

For purposes of this Section 6(b) and Section 6(c), (x) the term "Customer" means any person or entity that is, or was within  the  one-year  period  immediately  prior  to  the  termination  of Executive ' s  em ployment, an  actual  or  prospective  customer or client  of a  Protected  Party;  and (y) the term " Employee" means any person or entity that is, or was within the one-year period im med iate ly prior to Executive' s termination of employment, an  employee,  independent contractor,  director, officer, or agent of a  Protected  Party.

        (c)        No Competition. Executive agrees that during the Term and the Restricted Period, he will not:

                    (i)        direc tly or indirectly, individually or as a consultant, employee, officer, director, stockholder, partner or other owner or participant in any entity or venture other than the Bank, accept any position or perform any services for a Competitor if Executive' s principal working location for such Competitor will be in any Indiana county in which the Bank does or plans to do business; or

                    (ii)        seek or accept employment with a Customer of the Bank for the performance, management, or supervision of services that might otherwise be provided by the Bank if Executive' s principal working location will be in any Indiana county in which the Bank does or plans to do business.
For purposes of this Section 6(c), the term "Competitor" means any entity or  venture other  than  the Bank that competes with any business in which  the Bank  or  its affiliates  is engaging  or  in which  the Bank or such affiliates plan to  engage.

        (d)        TollinQ of Restricted Period. If Executive violates any of the restrictive covena nts in Sections 6(b) or 6(c), then the Restricted Period will be tolled or will not begin to run, as the case may be, until the date on which Executive ceases to be in viola tion of such covenant.

        (e)        Equitable Remedies. Executive acknowledges that the restrictions contained in this Section 6, in view of the nature of the business in which the Bank is engaged, are reasonable and necessary in order to protect the legitimate business interests of Bank and its affiliates. The Bank and Executive acknowledge and agree that any breach or threatened breach of the provisions of this Section 6 would cause irreparable injury and that a remedy at law would be inadeq uate. Therefore, in the event of a breach or a threatened breach by Executive of any provision of this Section 6, the Bank is entitled to an injunction or other equita ble relief in a court of law restraining Executive from the commission of such breach without any  bond or other security being required and without the necessity of showing actual damages, and  to recover its attorneys' fees, costs and expenses related to the breach or threatened breach. Nothing contained herein should be construed as prohibiting the Bank from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages. The covenants and disclosures in this Agreement must be construed as independent of any other provisions in this Agreement, and the existence of any claim or cause of action by Executive against the Bank, whether predicated on this Agreement or otherwise does not constitute  a defense to the enforcement by the Bank of such covenants and agreements.

7.        Definitions. As used herein, the following capitalized terms have the meaning set forth below:
"Cause" means a good-faith determination by the Bank's Board of Directors that Executive has (a) wilfully failed to perform his duties under this Agreement after demand for performance has been made by the Bank; (b) breached a fiduciary duty involving  personal benefit; (c) breached any restrictive covenant contained in Section 6; (d) had a  criminal complaint filed against him for any misdemeanor involving dishonesty or moral turpitude or any felony; (e) engaged in any conduct that is prohibited by Bank policy; (t) engaged in any conduct that, in the good-faith opinion of the board, is injurious to the Bank, its business ,  or  its  reputation ; or (g) breached any covenants or agreements or made inaccurate representations in this Agreement

"Change in Controf' means (i) an event or series of events that have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the"ExchangeAct"), other than any trustee or other fiduciary holding securities of the Bank under any employee benefit plan of the Bank, becoming the " beneficial owner" as defined in Rule l 3d-3 under the Exchange Act, directly or indirectl y, of securities of the Bank representing  50% or more of the combined  voting power of the Bank' s then-outstanding  stock;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Bank cease for any reason to constitute a majority  thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Bank approve a definitive agreement to merge or consolidate the Bank with or into another company (other than a merger or consolidation that would result in the voting securities of the Bank outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Bank or such surviving entity outstanding imm ediately after such transaction) or to sell or otherwise transfer all or substantially all of the Bank' s assets or to adopt a plan of liquidation.

"Confidential Information" means any and all information of the Protected Parties that is not generally known by the public, that is proprietary, or that would reasonably be considered confidential. Without limiting the generality of the foregoing, Confidential Information includ es, but is not limited to, information relating to (i) the services or products sold or offered by the Protected  Parties, (ii) the costs, sources of supply, financial  perfo1mance and strategic  plans  of the Protected Parties, (iii) the identity and special needs of the customers of the Protected Parties, and (iv) the people and organizations with whom the Protected Parties have business relationships, and the nature of those relationships. Confidential Information also includes comparable information that the Protected Parties have received belonging to others, or that was received by a Protected Party with an understanding that it would not be disclosed.

"Disability" means Executive' s inability (as determined by a physician appointed by the Bank) due to accident or physical or mental  illness,  to  adequately  and  fully  perform  the duties that Executive was performing for Executive when the disability began, with the reasonable expectation that such inability  will continue for at  least 180 days. If at  any  time during  the Term  of this Agreement the physician appointed by the Bank makes a determination with respect to Executive' s Disability, that determination shall be final, conclusive, and binding upon the Bank, Executive , and their successors in interest.

"Good Reason" means (a) the assignment to Executive of significant duties inconsistent with Executive' s position or other material diminution of Executive' s position, duties or responsibilities, unless agreed to by Executive, (b) unless such reduction is applied  to other senior executives or is required by law , a reduction in Executive' s Base Salary or a material reduction of benefits described in Section 3(b) of this Agreement, ( c) a material relocation of Executive's place of work. In order to terminate for Good Reason , Executive must notify the Bank in writing of his intention to terminate his employment for Good Reason. Such notice must specify the particular acts or failures to act that constitute Good Reason, and Executive must allow the Bank at least thirty days in which to cure such conduct, to the extent that such cure is possible.

"lnvolunta,y" Termination of Executive' s employment means a Termination due to the independent exercise of the unilateral authority of the Bank to  terminate  Executive ' s  services , other than due to Executive' s  implicit or  explicit  request, where  Executive  was willing and able  to continue  performing services.

"Protected Parties" means the Bank, the Company, their affiliates, and any direct or indirect subsidiaries thereof.

"Severance Amouuf' means an amount equal to one times the Executive ' s then-current annual Base Salary as of the date of his Termination.

"Termination" of Executive ' s employment for purposes  of  Section  5(b)  occurs  on  the date Exec utive and the Bank reasonably anticipate that (i) Executive will not perform any further services for the Bank or any other entity considered a single  employer  with  the  Bank  under  Section 414(b) or (c) of the Internal Revenue Code (but substituting 50%  for  80%  in  the  application thereof) (the "Employer Group" ), or (ii) the level of bona  fide  service s  Ex ecutiv e will perform for the Employ er Group after that date  will  permanently  decrease to 20% or  less of the average level of bona fide services performed over the previous 36  months (or  if shorter  over the duration of service). For this purpose, service performed as an employee or as an ind ependent contractor is counted, except that service as a member of the board of directors of an  Employer Group entity is not counted  unless  termination  benefits  under  this  Employment  Agreement are aggr egated  for  purposes of  Internal  Revenue Code Section  409A  with  benefits  under  any other

Employer Group plan or agreement in which you also participate as a director. Executive  will  not  be treated as  having  a  termination  of  Executive's  employment  while  Executive  is  on  military  lea ve, sick leave or other bona fide lea ve of absence if the leave does not exceed six months or, if longer, the period during which  Executive  has a  reemployment   right under statute or contract. If   a bona fide leave of absence extends beyond six months,  Executive's  employment  will  be considered to terminate on the first day after the end of such six month period, or on the day after Executive ' s statu tory or contractual reemployment right lapses, if later. The Bank will determine when  Executive's  termination  of  employment  occurs  based  on  all  relevant   facts   and   circumsta  nces , in accordance with Treasury  Regulation Section  J .409A-1(h).

8.        Regulatory Matters. The following provisions shall be applicable to the parties hereto or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement.

        (a)        If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(l) of the Federal Deposit Insurance Act (" FDIA" )(l 2 U.S.C. §§ I 818(e)(3) and 18I 8(g)(I )), the Bank' s obligations under this Agreement will be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obliga t ions which were suspended.

        (b)        lf the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank' s affairs by an order issued under Section 8(e)(4) or Section 8(g)(l) of the FDIA (12 U.S.C. §§1818(e)(4) and (g)(l )), all obligations of the Bank under this Agreement shall tenninate as of the effective date of the order, but vested rights of the Executive and the Bank as of the date of termination will not be affected.

        (c)        If the Bank is in default, as defined in Section 3(x)(l) of the FDIA (12 U.S.C. §181J(x)(l )), all obliga tions under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Bank as of the date of termination will not be affected.

        (d)        Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise , are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. §1828(k)) and 12 C.F.R. Part 359.

        (e)        All obligations under this Agreemen t will be terminated (except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Bank): (i) by the Director of the OCC (the "Director") or his or her designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Sect io n I 3(c) of the FDIA; or (ii) by the Director or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, will not be affected by such action.

(t) All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of the Bank or the Company by order of any state or  federal  banking  regulatory  agency  with supervis ion of the Bank, the Company, or any of their affiliates, unless stayed by appropriate proceedings, and neither the Company nor the Bank is under any obligation to perform any of its obligations hereunder if it is infom1ed in writing by any state or federal banking regulatory agency with supervision of the Bank, the Company, or any of their affiliates that performance of its obligations would constitute an unsafe or unsound banking practice.

9.        Miscellaneous

        (a)        No Conflicts. Executive represents and warrants that (i) entering into and performing under this Agreement will not violate any contract to which Executive is a party; (ii) Executive is not party to any contract or subject to any restrictions that would impair his ability to fully perform under this Agreement; (iii) entering into and performing under this Agreement will not breach or give rise to any cause of action against Executive, the Bank, or the Company under the terms of any contract to which he is a party; (iv) Executive has disclosed to the Bank and the Company any restrictive covenants (including noncompetition, nonsolic itation, and confidentiality) applicable to him under any contract to which he is or was a party.

        (b)        Assignment. The services to be rendered by Executive under this Agreement are unique and personal , a nd Executive may not assign any of Executive's rights or delega te any of Executive's duties under this Agreement. Except as provided in the immediately preceding sentence, this Agreement shall benefit Executive and Executive's heirs and personal representatives. The Bank freely assign its obligations hereunder to any affiliate or any entity into which the Bank merges or consolidat s or to which the Bank transfers all or substantially all of its assets.

        (c)        Severability. The provisions of this Agreement are severable. If any provision of this Agreement or application thereof is detem1ined by a comt of competent jurisdiction to be invalid , illegal, o r othe1wise unenforceable (in whole or in patt ), the validity, legality, or enforceability of all other applications of that provision, and of all other provisions and applicati ons of this Agreement, will not in any way be affected. Such invalid , illegal, or unenforceable provision or application will be deemed not to be a part of this Agreement, and this Agreement will then be enforced to the maximum extent allowed by applicable law. If any provision of this Agreement is invalid in part or in whole, it will be deemed to have been amended, whether as to time, area covered or otherwise, as and to the extent required for its validity under applicable law and, as so amended, will be enforceable.

        (d)        Notices . Any notice or consent required or permitted hereunder shall be deemed to have been give n when hand-delivered, three business days after mailing by certified mail, postage prepaid and return-receipt requested, one business day after mailing by a recognized overnight carrier , or upon confirmation of delivery by elec tronic mail, in each case to the intended recipient at the following address (or at such other address as either party may notify the other):

If to the Bank or the Company:

Dana Dunbar
Chairman of the Board of Directors Mid-Southern Savings Bank, FSB 300 N. Water Street
PO Box 545
Salem, Indiana 47167

With a copy (which does not constitute notice) to:

R. James Straus
Frost  Brown Todd LLC
400 West Market Street, Suite 3200 Louisville, Kentucky  40202

If to  Executive:

Alexander G. Babey
3690 East Highway 146
LaGrange,  Kentucky 40031

        (e)        Governing Law; Venue: Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Indiana without regard to its conflicts of laws principles to the extent they would require or permit the application of the laws of any other jurisdiction. Each of the parties irrevocably agrees that any lega l action or proceeding arising out of or in connection with this Agreement may be brought and determined in any Indiana state or federal court located in (or nearest to) Washington County, Indiana (or if such court lacks subject matter jurisdic tion , in any appropriate Indiana state or federal court), and each of the parties irrevocably submits to the nonexclusive personal jurisdiction of the aforesaid courts, generally and unconditionally, with regard to any such action or proceeding arising out of or in connection with this Agreement. Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irr evocably and unconditionally waives, and agrees not to assert, by way of. motion or as a defense, counte rclaim or otherwise, in any action or proceeding arising out of or in connection with this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or imm une from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inco nvenient forum, (ii) the venue or forum of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any such court.

        (f)        Non-Waiver. A delay or failure by either party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

        (g)        Entire Agreement. This Agreement constitutes the entire understanding and agreement between, and supersedes all other agreements, understandings and communications between the Bank or any of its affiliates and Executive . There are no other agreements, conditions or representations , oral or written, expressed or implied with regard thereto. This Agreement may be amended only in writing, signed by both parties.

        (h)       Headings. The headings in this Agreement have been inserted solel y for convenience of reference and shall not be considered in the interpretation or construction of this Agreement.

        (i)        Counterparts. This Agreement may be executed any numbe r of counterparts, each of which is deemed an original but all of which together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.

        (j)        Payments. All amounts payable under this Agreement shall be subject to such deductions and withholdings as the Bank reasonably determines should be withheld pursuant to any applicable law or regulation.

        (k)        Survival. All provisions of this Agreement that by their nature should survive any expiration or termination of this Agreement will so survive, including without limitation Executive's confidentiality obligations contained in Section 6(a).

        (l)            Tax Matters.

                    (i)        Intent to Comply. Executive and the Bank agree and confirm that this Agreement is intended by both parties to provide for compensation that is exempt from Code Section 409A as separation pay (up to the Code Section 409A limit) or as a short-tem1 defe1Tal or otherw ise , or to provide for compensation that is compliant with Code Section 409A. This Agreement shall be interpreted, construed, and administered in accordance with this agreed intent; provided that the Bank does not promise or warrant any tax treatment of compensation hereunder. Executive is responsible for obtaining advice regarding all questions as to federal, state, local income, estate, payroll, or other tax consequences arising under this Agreement. In the event provisions of this Agreement do not comply with Code Section 409A, Executive and the Bank agree to use reasonable business efforts to amend this Agreement as necessary to bring it into compliance with Code Section 409A while, to the largest extent possible, maintaining the economic interests hereunder of both parties. This Agreement shall not be amended or terminated in a manner that would accelerate or delay payments except as permitted under Treasu ry Regulations under Code Section 409A.

                    (ii)        Specified Employee. Notwithstanding anything in this Agreement to the contrary, if Executive is a "specified employee" within the meaning of Treasury Regulation Section 1.409A- l(i) (or any successor thereto) on Executive's termination of employment, any payments hereunder tr iggered by Executive's termination of employment and that are not separat ion pay under Treasury Regulations Section l. 409A-1(b)(9) or short-term deferral pay or otherwise exempt from Code Section 409A, shall not begin to be paid until the earlier to occur of Executive' s death or the date that is six months and one day after Executive's termination of employmen t, and at  that  time,  Executive  will  receive  in  one  lump sum  payment  all  of  the se verance payment that would have been paid to Executive during the first six months following Executive' s te1mination of employment. The Bank will determine, consistent with any guidance issued under Code Section 409A, the portion of severance payments that are required to be delayed, if any .

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Executive, the Bank, and the Company have executed this Agreement as of the date first set forth above.

/s/Alexander G. Babey
Alexander G. Babey

MID-SOUTHERN SAVINGSB ANK, FSB

By: /s/Dana Dunbar
Dana Dunbar, Chairman

Signature Page to Alexander G. Babey Executive Employment Agreement

AMENDMENT TO EMPLOYMENT AGREEMENT
WHEREAS, Alexander G. Babey and Mid-Southern Savings Bank, FSB are parties to an employment agreement dated October 1, 2016 (the "Agreement-); and
WHEREAS, Mid-Southern, M.H.C. is undertaking a the second step conversion from mutual to stock form, which necessitates the amendment of the change in control provision contained in Section 4 of the Agreement; and
WHEREAS, the Agreement may be amended by a writing signed by both parties. Accordingly, the parties agree as follows:
1.      Section 4(a)(vi) should be revised to read as follows, to be effective immediately prior to the second step conversion:
(vi)      For all purposes of this Agreement, a "Change in Control" of the Bank means (A) an event or series of events that have the effect of any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities of the Company under any employee benefit plan of the Company or the Bank, becoming the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company or the Bank representing 50% or more of the combined voting power of the Bank's then-outstanding stock; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new Company director was approved by the vote of at least two-thirds of the Company's directors then still in office who were Company directors at the beginning of the period; or (C) the shareholders of the Company approving a definitive agreement to merge or consolidate the Company with or into another company (other than a merger or consolidation that would result in the holders of voting securities of the Company outstanding immediately prior to such transaction continuing to hold (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction) or to sell or otherwise transfer all or substantially all of the Company's assets or to adopt a plan of liquidation. Notwithstanding the foregoing, the term "Change in Control" shall not include a second step conversion where Mid-Southern, M.H.C. converts from mutual to stock form in connection with a second step conversion where shares of Mid-Southern Bancorp are sold to the public and such shares are also issued in an exchange offering to existing stockholders of the Bank.
2. Any provision of the Agreement inconsistent with the foregoing amendment shall be deemed amended to be consistent therewith, and the Agreement shall be interpreted accordingly.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this amendment to the Agreement as of the date set forth above.

EXECUTIVE

/s/Alexander G. Babey
Alexander G. Babey

MID-SOUTHERN SAVINGS BANK, FSB

By: /s/Dana Dunbar
       Dana Dunbar, Chairman

FIRST AMENDMENT
EXECUTIVE EMPLOYMENT AGREEMENT

This is the First Amendment (the "Amendment") dated as of February 1, 2018 to the Executive Employment Agreement dated as of October 1, 2016 (the "Agreement") between Mid-Southern Savings Bank, FSB (the "Bank") and Alexander G. Babey ("Executive").

1.            The Agreement is hereby amended so that the "Effective Date" as that term is used in the Agreement is February 1, 2018.  Unless earlier terminated pursuant to Section 5 of the Agreement, the initial term of the Agreement begins on the new Effective Date and ends on the three-year anniversary of the new Effective Date.

2.            All other terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Executive and the Bank have executed this Amendment as of February 1, 2018.

/s/Alexander G. Babey
Alexander G. Babey

MID-SOUTHERN SAVINGS BANK, FSB

By:/s/Dana J. Dunbar
      Dana J. Dunbar, Chairman